Exhibit 99.01

Contacts:	Investors	Media
	Linda Fellows	Holly Anderson
	Intuit Inc.	Intuit Inc.
	(650) 944-5436	(650) 944-3992
or
Heather McLellan
Intuit Inc.
(650) 944-3501

FOR IMMEDIATE RELEASE

INTUIT’S SECOND-QUARTER 2004 REVENUE GROWS 14 PERCENT

Raises Pro Forma EPS Guidance for FY 04

MOUNTAIN VIEW, Calif. – Feb. 18, 2004 — Intuit Inc. (Nasdaq: INTU) today announced results for the second quarter of fiscal 2004, which ended Jan. 31, 2004.

     “Intuit delivered good results for the second quarter,” said Steve Bennett, Intuit’s president and chief executive officer. “Five of our six business segments delivered within or above their revenue guidance for the quarter and we’re on track to meet Intuit’s growth targets for the year.”

Second-Quarter 2004 Highlights

•	Revenue of $636.3 million increased 14 percent from the year-ago quarter.

•	Intuit had pro forma net income of $155.7 million, up 21 percent from $128.8 million in the year-ago quarter. Pro forma diluted earnings per share (EPS) of $0.77 increased 26 percent from $0.61 in the second quarter of fiscal 2003.

•	Intuit had GAAP net income (Generally Accepted Accounting Principles) of $149.1 million, up 16 percent from $128.4 million in the year-ago quarter. This represents GAAP EPS of $0.73 per diluted share, up 22 percent from $0.60 per diluted share in the second quarter of fiscal 2003.

Second-Quarter Business Segment Revenue Growth

•	TurboTax revenue of $130.0 million was up 36 percent from second-quarter 2003. Intuit reaffirmed guidance for annual TurboTax revenue growth of 10 percent to 20 percent in fiscal 2004.

•	Revenue from Intuit’s Professional Accounting Solutions (PAS) segment increased 4 percent over the year-ago quarter to $156.8 million. Intuit reaffirmed guidance for annual PAS revenue growth of 7 percent to 12 percent.

•	QuickBooks revenue grew 8 percent year-over-year to $101.3 million, below expectations. This was due to a larger-than-expected drop in lower-priced QuickBooks Basic and Pro units that was not offset by upgrades to higher-priced, higher-end offerings. Intuit is lowering its targets for fiscal 2004 QuickBooks revenue growth to 0 percent to 10 percent.

•	Intuit’s Small Business Products and Services revenue increased 20 percent over the year-ago quarter to $145.3 million. This segment includes Intuit’s payroll businesses as well as other non-accounting products and services. Intuit reaffirmed guidance for annual Small Business Products and Services revenue growth of 15 percent to 25 percent in fiscal 2004.

•	Intuit’s Vertical Business Management Solutions segment had organic year-over-year revenue growth of 9 percent to $26.1 million. Verticals have had 22 percent revenue growth fiscal year to date. Intuit reaffirmed guidance for annual Verticals revenue growth of 15 percent to 25 percent in fiscal 2004.

•	Revenue from Other Businesses, which includes Quicken and Canada, was $76.8 million, up 4 percent from the year-ago quarter. Intuit is raising its fiscal 2004 revenue growth guidance for Other Businesses to 5 percent to 15 percent.

Forward-Looking Guidance for Third-Quarter 2004

Intuit provided its guidance for the third quarter of fiscal 2004, which will end April 30, 2004. Although financial analysts have developed their own estimates for Intuit’s third-quarter performance, Intuit had not previously issued guidance for the quarter. Third-quarter 2004 guidance is:

•	Revenue of $685 million to $725 million, or year-over-year growth of 8 percent to 14 percent.

•	Pro forma operating income of $335 million to $355 million, or year-over-year growth of 4 percent to 11 percent, and GAAP operating income of $325 million to $345 million.

•	Pro forma diluted earnings per share of $1.12 to $1.16, or year-over-year growth of 7 percent to 10 percent, and GAAP diluted earnings per share of $1.09 to $1.13.

FY 04 Revenue Guidance Reaffirmed; FY 04 Pro Forma EPS Guidance Raised

Intuit reaffirmed the revenue and pro forma operating income guidance for fiscal 2004 (which ends July 31, 2004) that it provided in May 2003:

•	Revenue of $1.85 billion to $1.95 billion, or year-over-year growth of approximately 12 percent to 18 percent.

•	Pro forma operating income of $480 million to $510 million, or growth of approximately 20 percent to 28 percent over fiscal 2003. On a GAAP basis, operating income is expected to be $443 million to $473 million, or growth of approximately 29 percent to 38 percent over fiscal 2003.

Intuit has raised its pro forma EPS guidance for fiscal 2004 by three cents per share:

•	New guidance is for pro forma diluted earnings per share of $1.60 to $1.70, or growth of approximately 15 percent to 22 percent over fiscal 2003. On a GAAP basis, diluted EPS is expected to be $1.48 to $1.58, down approximately 3 percent to 9 percent from fiscal 2003. Fiscal 2003 GAAP diluted EPS included net income and gains from discontinued operations of nearly $80 million, or $0.38 per diluted share, which is not anticipated to recur in fiscal 2004.

Conference Call Scripts, Webcast and Conference Call Information

The script that accompanies Intuit’s earnings conference call and a live audio webcast of the call is available at http://www.intuit.com/about_intuit/investors/webcast_events.html. The call begins today at 1:30 p.m. (PST). The replay of the audio webcast will remain on Intuit’s Web site for one week after the conference call. This press release, including the tables, is available at that site and any other supplemental financial and statistical information required to be posted, including pro forma reconciliation, will be posted to that site.

The conference call number is (800) 615-5585 and (706) 679-0331 from international locations. No reservation or access code is needed. A replay of the call will be available for one week by calling (800) 642-1687, and (706) 645-9291 for international locations. The reservation number is 5231499.

About pro forma, or non-GAAP, financial measures

Intuit computes its pro forma, or non-GAAP, financial measures using the same consistent method from quarter to quarter and year to year. Pro forma operating income excludes acquisition-related charges, such as amortization of intangibles and impairment charges, as well as amortization of purchased software and charges for purchased research and development. Pro forma net income and diluted earnings per share exclude discontinued operations, gains and losses on marketable securities and other investments, as well as the tax effects of these transactions. These pro forma financial measures are not prepared in accordance with generally accepted accounting principles and likely are different from non-GAAP or pro forma financial measures used by other companies. The accompanying tables and fact sheet have more details on Intuit’s historical performance and financial projections, the GAAP financial measures that are most directly comparable to Intuit’s pro forma financial measures, and the reconciliation of pro forma financial measures to GAAP.

Cautions About Forward-Looking Statements

This press release contains forward-looking statements, including forecasts of our expected financial results. Statements about Intuit’s “guidance,” statements including words such as “expect,” “anticipate” or “believe,” and statements in the future tense, are forward-looking statements. Actual results may differ materially from our expressed expectations. Some of the important factors that could cause our results to differ include the following:

•	We face intense competitive pressures in all of our businesses, which can have unpredictable negative effects on our revenue, profitability and market position.

•	Expanding our product and service offerings creates risk due to the increasing complexity and decreasing predictability of our revenue streams.

•	We are continuing to implement new information systems to enable us to execute on our growth strategy, and problems with the design or implementation of these new systems could interfere with our business and operations.

•	Integrating acquired businesses presents several challenges and we may not fully realize the intended benefits of our acquisitions if we do not successfully integrate them with our operations.

•	Given the nature of the products and services that we offer, our revenue and earnings are highly seasonal and this can cause significant quarterly fluctuations in our financial results.

•	We may not be able to generate substantial and sustained revenue growth from new products and services in our QuickBooks, Small Business Products and Services and Vertical Business Management solutions segments.

•	If we fail to maintain reliable and responsive service levels for our tax offerings, we could lose revenue and customers.

More details about these and other risks are included in our Forms 10-Q, 2003 Form 10-K, and other SEC filings and at http://www.intuit.com/about_intuit/investors. We do not undertake any duty to update the information in this press release except as otherwise required by law.

Table A1
INTUIT INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,

	2003	2004	2003	2004

Net revenue:
Product	$465,130	$510,253	$607,033	$670,438
Service	75,348	107,636	130,952	173,903
Other	17,598	18,400	32,963	34,476

Total net revenue	558,076	636,289	770,948	878,817

Costs and expenses:
Cost of revenue:
Cost of product revenue	71,062	65,895	99,774	97,913
Cost of service revenue	39,557	42,472	76,169	78,308
Cost of other revenue	5,164	6,889	9,754	13,673
Amortization of purchased software [B]	3,518	3,324	6,495	6,613
Customer service and technical support	55,591	63,215	95,221	104,206
Selling and marketing	97,796	107,640	172,617	199,589
Research and development	66,080	73,333	130,207	144,664
General and administrative	38,405	48,131	78,021	91,826
Charge for purchased research and development [C]	1,070	—	8,859	—
Acquisition-related charges [D]	9,154	6,780	18,609	12,829

Total costs and expenses	387,397	417,679	695,726	749,621

Income from continuing operations	170,679	218,610	75,222	129,196
Interest and other income	7,770	7,170	16,556	14,660
Gains on marketable securities and other investments, net	2,827	90	3,080	237

Income from continuing operations before income taxes	181,276	225,870	94,858	144,093
Income tax provision [E]	55,905	76,804	29,936	48,992

Net income from continuing operations	125,371	149,066	64,922	95,101
Discontinued operations, net of income taxes:
Gain on disposal of Quicken Loans discontinued operations [F]	—	—	5,556	—
Net income from Intuit KK discontinued operations [G]	3,059	—	3,267	—

Net income from discontinued operations	3,059	—	8,823	—

Net income	$128,430	$149,066	$73,745	$95,101

Basic net income per share from continuing operations	$0.61	$0.75	$0.32	$0.48
Basic net income per share from discontinued operations	0.01	—	0.04	—

Basic net income per share	$0.62	$0.75	$0.36	$0.48

Shares used in basic per share amounts	205,682	197,665	206,823	198,206

Diluted net income per share from continuing operations	$0.59	$0.73	$0.31	$0.47
Diluted net income per share from discontinued operations	0.01	—	0.04	—

Diluted net income per share	$0.60	$0.73	$0.35	$0.47

Shares used in diluted per share amounts	212,455	203,430	213,445	203,796

See accompanying Notes.

Table A2
INTUIT INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,

	2003	2004	2003	2004

Net revenue:
Product	$465,130	$510,253	$607,033	$670,438
Service	75,348	107,636	130,952	173,903
Other	17,598	18,400	32,963	34,476

Total net revenue	558,076	636,289	770,948	878,817

Costs and expenses:
Cost of revenue:
Cost of product revenue	71,062	65,895	99,774	97,913
Cost of service revenue	39,557	42,472	76,169	78,308
Cost of other revenue	5,164	6,889	9,754	13,673
Customer service and technical support	55,591	63,215	95,221	104,206
Selling and marketing	97,796	107,640	172,617	199,589
Research and development	66,080	73,333	130,207	144,664
General and administrative	38,405	48,131	78,021	91,826

Total costs and expenses	373,655	407,575	661,763	730,179

Income from operations	184,421	228,714	109,185	148,638
Interest and other income	7,770	7,170	16,556	14,660

Income before income taxes	192,191	235,884	125,741	163,298
Income tax provision	63,423	80,201	41,495	55,521

Net income	$128,768	$155,683	$84,246	$107,777

Basic net income per share	$0.63	$0.79	$0.41	$0.54

Shares used in basic per share amounts	205,682	197,665	206,823	198,206

Diluted net income per share	$0.61	$0.77	$0.39	$0.53

Shares used in diluted per share amounts	212,455	203,430	213,445	203,796

The pro forma, or non-GAAP, financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year. See Tables B1 and B2 for reconciliations of these pro forma financial measures to GAAP.

Table B1
INTUIT INC.
RECONCILIATION OF PRO FORMA FINANCIAL MEASURES
TO GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS [A]-[G]
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Three Months Ended
	January 31, 2003				January 31, 2004

	Pro				Pro
	Forma	Adjmts	[A]	GAAP	Forma	Adjmts	[A]	GAAP

Net revenue:
Product	$465,130	$—		$465,130	$510,253	$—		$510,253
Service	75,348	—		75,348	107,636	—		107,636
Other	17,598	—		17,598	18,400	—		18,400

Total net revenue	558,076	—		558,076	636,289	—		636,289

Costs and expenses:
Cost of revenue:
Cost of product revenue	71,062	—		71,062	65,895	—		65,895
Cost of service revenue	39,557	—		39,557	42,472	—		42,472
Cost of other revenue	5,164	—		5,164	6,889	—		6,889
Amortization of purchased software	—	3,518	[B]	3,518	—	3,324	[B]	3,324
Customer service and technical support	55,591	—		55,591	63,215	—		63,215
Selling and marketing	97,796	—		97,796	107,640	—		107,640
Research and development	66,080	—		66,080	73,333	—		73,333
General and administrative	38,405	—		38,405	48,131	—		48,131
Charge for purchased research and development	—	1,070	[C]	1,070	—	—		—
Acquisition-related charges	—	9,154	[D]	9,154	—	6,780	[D]	6,780

Total costs and expenses	373,655	13,742		387,397	407,575	10,104		417,679

Income from continuing operations	184,421	(13,742)		170,679	228,714	(10,104)		218,610
Interest and other income	7,770	—		7,770	7,170	—		7,170
Gains on marketable securities and other investments, net	—	2,827		2,827	—	90		90

Income from continuing operations before income taxes	192,191	(10,915)		181,276	235,884	(10,014)		225,870
Income tax provision	63,423	(7,518)		55,905	80,201	(3,397)		76,804

Net income from continuing operations	128,768	(3,397)		125,371	155,683	(6,617)		149,066
Discontinued operations, net of income taxes:
Gain on disposal of Quicken Loans discontinued operations	—	—		—	—	—		—
Net income from Intuit KK discontinued operations	—	3,059	[G]	3,059	—	—		—

Net income from discontinued operations	—	3,059		3,059	—	—		—

Net income	$128,768	$(338)		$128,430	$155,683	$(6,617)		$149,066

Basic net income per share from continuing operations	$0.63			$0.61	$0.79			$0.75
Basic net income per share from discontinued operations	—			0.01	—			—

Basic net income per share	$0.63			$0.62	$0.79			$0.75

Shares used in basic per share amounts	205,682			205,682	197,665			197,665

Diluted net income per share from continuing operations	$0.61			$0.59	$0.77			$0.73
Diluted net income per share from discontinued operations	—			0.01	—			—

Diluted net income per share	$0.61			$0.60	$0.77			$0.73

Shares used in diluted per share amounts	212,455			212,455	203,430			203,430

The pro forma, or non-GAAP, financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year. See Notes [A] through [G] for details.

Table B2
INTUIT INC.
RECONCILIATION OF PRO FORMA FINANCIAL MEASURES
TO GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS [A]-[G]
(In thousands, except per share amounts)
(Unaudited)

	Six Months Ended				Six Months Ended
	January 31, 2003				January 31, 2004

	Pro				Pro
	Forma	Adjmts	[A]	GAAP	Forma	Adjmts	[A]	GAAP

Net revenue:
Product	$607,033	$—		$607,033	$670,438	$—		$670,438
Service	130,952	—		130,952	173,903	—		173,903
Other	32,963	—		32,963	34,476	—		34,476

Total net revenue	770,948	—		770,948	878,817	—		878,817

Costs and expenses:
Cost of revenue:
Cost of product revenue	99,774	—		99,774	97,913	—		97,913
Cost of service revenue	76,169	—		76,169	78,308	—		78,308
Cost of other revenue	9,754	—		9,754	13,673	—		13,673
Amortization of purchased software	—	6,495	[B]	6,495	—	6,613	[B]	6,613
Customer service and technical support	95,221	—		95,221	104,206	—		104,206
Selling and marketing	172,617	—		172,617	199,589	—		199,589
Research and development	130,207	—		130,207	144,664	—		144,664
General and administrative	78,021	—		78,021	91,826	—		91,826
Charge for purchased research and development	—	8,859	[C]	8,859	—	—		—
Acquisition-related charges	—	18,609	[D]	18,609	—	12,829	[D]	12,829

Total costs and expenses	661,763	33,963		695,726	730,179	19,442		749,621

Income from continuing operations	109,185	(33,963)		75,222	148,638	(19,442)		129,196
Interest and other income	16,556	—		16,556	14,660	—		14,660
Gains on marketable securities and other investments, net	—	3,080		3,080	—	237		237

Income from continuing operations before income taxes	125,741	(30,883)		94,858	163,298	(19,205)		144,093
Income tax provision	41,495	(11,559)		29,936	55,521	(6,529)		48,992

Net income from continuing operations	84,246	(19,324)		64,922	107,777	(12,676)		95,101
Discontinued operations, net of income taxes:
Gain on disposal of Quicken Loans discontinued operations	—	5,556	[F]	5,556	—	—		—
Net income from Intuit KK discontinued operations	—	3,267	[G]	3,267	—	—		—

Net income from discontinued operations	—	8,823		8,823	—	—		—

Net income	$84,246	$(10,501)		$73,745	$107,777	$(12,676)		$95,101

Basic net income per share from continuing operations	$0.41			$0.32	$0.54			$0.48
Basic net income per share from discontinued operations	—			0.04	—			—

Basic net income per share	$0.41			$0.36	$0.54			$0.48

Shares used in basic per share amounts	206,823			206,823	198,206			198,206

Diluted net income per share from continuing operations	$0.39			$0.31	$0.53			$0.47
Diluted net income per share from discontinued operations	—			0.04	—			—

Diluted net income per share	$0.39			$0.35	$0.53			$0.47

Shares used in diluted per share amounts	213,445			213,445	203,796			203,796

The pro forma, or non-GAAP, financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year. See Notes [A] through [G] for details.

Notes to Tables A1, B1 and B2:

[A]	Tables B1 and B2 reconcile the differences between the pro forma or non-GAAP financial measures, which are not prepared in accordance with generally accepted accounting principles (“GAAP”), and the GAAP condensed consolidated statements of operations for the three and six months ended January 31, 2003 and 2004. Pro forma operating income (loss) excludes certain cost and expense line items that are in the GAAP statement of operations. For example, for the line item “acquisition-related charges,” the number in the GAAP column is subtracted out of the pro forma column in calculating pro forma operating income or loss. Eliminating cost or expense items improves pro forma results compared to GAAP results. Pro forma net income (loss) starts with pro forma operating income or loss and then excludes certain non-operating gains and losses that are in the GAAP statement of operations. For example, for the line item “gains on marketable securities and other investments, net” the number in the GAAP column is taken out of the pro forma column in calculating pro forma net income or loss. Eliminating loss line items improves pro forma results compared to GAAP results. Eliminating gain line items decreases pro forma results compared to GAAP results.

[B]	We amortize the value of software and other technology assets that we receive in connection with certain acquisitions over their estimated useful lives.

[C]	In connection with certain acquisitions we determine the value of in-process projects under development for which technological feasibility has not been established. The value of each project is recorded as a charge for purchased research and development at the time of the acquisition. In the six months ended January 31, 2003, we recorded charges for purchased research and development totaling $8.9 million, primarily in connection with our acquisition of Blue Ocean Software, Inc. (now Intuit Information Technology Solutions).

[D]	Acquisition-related charges include amortization of purchased intangible assets and deferred compensation related to acquisitions as well as impairment charges. For the three and six months ended January 31, 2003, amortization of purchased intangible assets and deferred compensation was $9.2 million and $18.6 million and there were no impairment charges. For the three and six months ended January 31, 2004, amortization of purchased intangible assets and deferred compensation was $6.8 million and $12.8 million and there were no impairment charges.

[E]	Our effective tax rate for the three months ended January 31, 2003 differed from the federal statutory rate primarily due to the net effect of the benefit received from tax exempt interest income and various tax credits offset by state taxes. Our effective tax rate for the six months ended January 31, 2003 differed from the federal statutory rate primarily due to the net effect of the benefit received from tax exempt interest income and various tax credits offset by state taxes and acquisition-related charges recorded in the first quarter of fiscal 2003. Our effective tax rate for the three and six months ended January 31, 2004 differed from the federal statutory rate primarily due to the net effect of the benefit received from tax-exempt interest income and various tax credits offset by state taxes.

[F]	On July 31, 2002, we sold our Quicken Loans mortgage business to Rock Acquisition Corporation and accounted for the sale as discontinued operations. In the first quarter of fiscal 2003, we sold our residual minority equity interest in Rock and recorded a gain of $5.6 million.

[G]	On February 7, 2003, we sold our wholly owned Japanese subsidiary, Intuit KK, and accounted for the sale as discontinued operations. Accordingly, we have segregated the operating results of Intuit KK from continuing operations on our statement of operations for all periods prior to the sale. Revenue for Intuit KK for the three and six months ended January 31, 2003 was $16.2 million and $26.6 million. Net income before income taxes for Intuit KK for the three and six months ended January 31, 2003 was $5.3 million and $5.6 million.

Table C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31,	January 31,
	2003	2004

ASSETS
Current assets:
Cash and cash equivalents	$170,043	$87,831
Short-term investments	1,036,758	891,081
Marketable securities	865	1,113
Customer deposits	306,007	281,448
Accounts receivable, net	88,156	283,959
Deferred income taxes	34,824	34,824
Prepaid expenses and other current assets	32,217	60,441

Total current assets	1,668,870	1,640,697
Property and equipment, net	188,253	196,913
Goodwill, net	591,091	690,766
Purchased intangible assets, net	125,445	124,865
Long-term deferred income taxes	183,061	183,061
Loans to executive officers and other employees	19,690	18,206
Other assets	13,857	18,630

Total assets	$2,790,267	$2,873,138

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$56,786	$104,448
Accrued compensation and related liabilities	118,678	105,401
Payroll service obligations	306,007	281,448
Deferred revenue	178,840	203,686
Income taxes payable	76,725	103,523
Other current liabilities	59,129	145,653

Total current liabilities	796,165	944,159
Long-term obligations	29,265	18,864
Stockholders’ equity	1,964,837	1,910,115

Total liabilities and stockholders’ equity	$2,790,267	$2,873,138

Note:	Cash and short-term investments declined during the first six months of fiscal 2004 due primarily to our use of cash for our stock repurchase programs and for the acquisition of Innovative Merchant Solutions, partially offset by cash generated by operations.

Table D1
INTUIT INC.
RECONCILIATION OF GUIDANCE FOR PRO FORMA FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ending April 30, 2004

	Pro Forma				GAAP
	Range of Estimate				Range of Estimate

	From	To	Adjustments		From	To

Revenue	$685,000	$725,000	$—		$685,000	$725,000
Operating income	335,000	355,000	(9,700)	[a]	325,300	345,300
Interest and other income	3,000	5,000	—		3,000	5,000
Diluted earnings per share	$1.12	$1.16	$(0.03)	[b]	$1.09	$1.13
Shares	200,000	205,000	—		200,000	205,000

	Twelve Months Ending July 31, 2004

	Pro Forma				GAAP
	Range of Estimate				Range of Estimate

	From	To	Adjustments		From	To

Revenue	$1,850,000	$1,950,000	$—		$1,850,000	$1,950,000
Operating income	480,000	510,000	(37,000)	[c]	443,000	473,000
Interest and other income	20,000	25,000	—		20,000	25,000
Diluted earnings per share	$1.60	$1.70	$(0.12)	[d]	$1.48	$1.58
Shares	202,000	207,000	—		202,000	207,000

[a]	Reflects estimated adjustments for amortization of purchased software of approximately $3.4 million and amortization of purchased intangible assets of approximately $6.3 million for the three months ending April 30, 2004.

[b]	Net of related income tax expense, the pro forma adjustments in item [a] result in a $0.03 per diluted share adjustment for the three months ending April 30, 2004.

[c]	Reflects estimated adjustments for amortization of purchased software of approximately $13.0 million and amortization of purchased intangible assets of approximately $24.0 million for the twelve months ending July 31, 2004.

[d]	Net of related income tax expense, the pro forma adjustments in item [c] result in a $0.12 per diluted share adjustment for the twelve months ending July 31, 2004.

The pro forma, or non-GAAP, financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year.

The reconciliations of the forward-looking pro forma financial measures to GAAP in this Table D1 include all information reasonably available to Intuit at the date of this press release. The adjustments in this table are those that management can predict. Intuit’s pro forma financial measures exclude acquisition-related charges, discontinued operations and gains and losses on marketable securities. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments and sales of marketable securities.

TABLE D2
INTUIT INC.
RECONCILIATION OF SUPPLEMENTAL PRO FORMA FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended April 30, 2003

	Pro
	Forma	Adjustments		GAAP

Revenue	$634,698	$—		$634,698
Operating income	320,595	(12,068)	[a]	308,527
Diluted earnings per share	$1.05	$0.35	[b]	$1.40

	Twelve Months Ended July 31, 2003

	Pro
	Forma	Adjustments		GAAP

Revenue	$1,650,743	$—		$1,650,743
Operating income	399,834	(56,602)	[c]	343,232
Diluted earnings per share	$1.39	$0.24	[d]	$1.63

[a]	Reflects adjustments for amortization of purchased software of $3.7 million and amortization of purchased intangible assets of $8.4 million for the three months ended April 30, 2003.

[b]	Reflects the adjustments in item [a] and adjustments for net gains on marketable securities of $7.0 million and net income from discontinued operations of $71.0 million. Net of related income tax expense, these pro forma adjustments resulted in a $0.35 per diluted share adjustment for the three months ended April 30, 2003.

[c]	Reflects adjustments for amortization of purchased software of $13.8 million, charges for purchased research and development of $8.9 million and amortization of purchased intangible assets of $33.9 million for the twelve months ended July 31, 2003.

[d]	Reflects the adjustments in item [c] and adjustments for net gains on marketable securities of $10.9 million and net income from discontinued operations of $79.8 million. Net of related income tax expense, these pro forma adjustments resulted in a $0.24 per diluted share adjustment for the twelve months ended July 31, 2003.

The pro forma, or non-GAAP, financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year.

Intuit Facts ...	Intuit Inc.

Q2/FY04	Investor Relations (650) 944-5436

NASDAQ: INTU

Financial Outlook[A]

	ACTUAL	ACTUAL	GUIDANCE	(in future)	GUIDANCE	ACTUAL
(millions)	Q1 FY04	Q2 FY04	Q3 FY04	Q4 FY04	FY04	FY03

QuickBooks	$42.8	$101.3	$55-$65			$242.8
% of change YOY	11%	8%	(1%)-17%		0-%-10%	24%
Small Business Products & Services	$123.1	$145.3	$125-$140			$454.9
% of change YOY	22%	20%	9%-22%		15%-25%	35%
TurboTax	$5.2	$130.0	$320-$350			$422.9
% of change YOY	(15%)	36%	2%-12%		10%-20%	20%
Vertical Businesses	$26.3	$26.1	$26-$30			$94.8
% of change YOY	40%	9%	1%-17%		15%-25%	New
Prof. Accounting Solutions	$6.9	$156.8	$85-$95			$243.4
% of change YOY	7%	4%	6%-18%		7%-12%	8%
All Other	$38.2	$76.8	$50-$60			$191.9
% of change YOY	(9%)	4%	12%-34%		5%-15%	2%

Total Revenue	$242.5	$636.3	$685-$725		$1850-$1950	$1,650.7
% of change YOY	14%	14%	8%-14%		12%-18%	26%
Operating Income[B]	($80.1)	$228.7	$335-$355		$480-$510	$399.8
% of change YOY	NA	24%	4%-11%		20%-28%	46%
Interest & Other Income	$7.5	$7.2	$3-$5		$20-$25	$38.7
% of change YOY	NA	-8%	(63%)-(39%)		(48%)-(35%)	42%
EPS[B] not in millions	($0.24)	$0.77	$1.12-$1.16		$1.60-$1.70	$1.39
% of change YOY	NA	26%	7%-10%		15%-22%	51%
Weighted Shares	198.7	203.4	200-205		202-207	211
Tax Rate	34%	34%	34%		34%	33%

[A]	As of February 18, 2004, this contains forward looking information that is subject to risks and uncertainties. Actual results may differ materially due to the factors included in Intuit’s February 18, 2004 earnings press release and SEC filings and at www.intuit.com/company/investors/considerations.html.

[B]	These are pro forma, or non-GAAP, financial measures. They exclude acquisition related costs, pre-tax gains and losses related to marketable securities and other investments, and other similar items. See Tables D1 and D2 of accompanying press release.

Corporate Metrics

	FYE/03	Q2/03	Q2/04

Capital expenditure	$84.7M	$27.2M	$28.1M
Depreciation	$73.8M	$17.7M	$19.4M
Common Stock Outst.	199.5M	205.7M	197.2M
Full Time Employees	6,624	7,195	7,499

Segment Composition

QuickBooks
Core (Basic, Pro, 5-Pack, Mac)
Premier (incl. POS)
Enterprise
Online Edition
OEM and Royalties

Small Business Products & Services
Payroll (DIY, OSP)
IT Solutions
Support Programs
Supplies
Merchant Account Services
Customer Manager
Financial Statement Reporter

TurboTax
Basic, Deluxe, Premier

Professional Accounting Solutions
ProSeries, Lacerte
EasyACCT
PAP
Client Manager

Vertical Businesses
Intuit Construction Business Solutions
Intuit Public Sector Solutions
Intuit Real Estate Solutions (MRI)
Intuit Distribution Management Solutions (Eclipse)

Intuit Facts ...	Intuit Inc.

Investor Relations (650) 944-5436	NASDAQ: INTU

Business Metrics

	Q2/FY02	Q3/FY02	Q4/FY02	Q1/FY03	Q2/FY03	Q3/FY03	Q4/FY03	Q1/FY04	Q2/FY04

QuickBooks
Basic & Pro units (thousands)	302	325	217	195	308	285	217	163	262
Premier units	16	23	17	15	37	35	35	26	62
Enterprise units	0	0	1	1	1	1	1	1	1

Total QuickBooks units sold[D]	318	348	235	211	346	321	253	190	325
Average Sales Price	$207	$203	$223	$217	$238	$241	$255	$253	$249
Sell Thru Channel Mix[E]
% of units at retail	65%	60%	64%	65%	56%	56%	49%	64%	54%
% of dollars at retail	61%	63%	64%	63%	54%	55%	47%	59%	49%
QuickBooks Retail Share[C]
Unit share FYTD	82%	83%	84%	76%	80%	82%	82%	78%	82%
Dollar share FYTD	87%	89%	89%	83%	87%	89%	89%	85%	89%
Small Business Products & Services (selected)
Payroll Customers (thousands)
DIY (Basic)	619	661	675	665	681	711	739	753	776
Outsourced	47	48	60	63	66	66	67	69	71
Consumer Tax
Federal TurboTax (millions)
Desktop units retail	1.7	2.4	NM	NM	2.1	2.1	NM	NM	2.4
Desktop units direct	1.2	0.2	NM	NM	1.0	0.9	NM	NM	1.2
Web units paid	0.2	2.0	NM	NM	0.3	2.1	0.1	NM	0.4
Web units unpaid	0.1	0.9	NM	NM	0.1	1.2	NM	NM	0.1

Total TurboTax units[D]	3.2	5.5	NM	NM	3.5	6.3	0.1	NM	4.1
TurboTax Efile returns (millions)	0.6	11.0	NM	NM	1.1	11.0	0.2	NM	1.3
Sell Thru Channel Mix[E]
% of dollars at retail	54%	37%	NM	NM	50%	32%	NM	NM	51%
Federal TurboTax Retail Share[C]
Unit share FYTD	72%	71%	71%	NM	72%	71%	71%	NM	70%
Dollar share FYTD	81%	81%	81%	NM	80%	79%	79%	NM	79%
Professional Accounting Solutions
Professional Accounting Tax units (thousands)	86	9	NM	NM	89	7	NM	NM	90
Efile returns (millions)	0.3	6.0	NM	NM	0.5	7.8	NM	NM	0.7

[C]	Source: NPD Group NPD Techworld Monthly Retail Software Report through July 2003 for FY02 and FY03. NPD Group Monthly Retail Software Report through December plus the NPD Group NPD Techworld weekly Retail Software Report for the month of January through 1/24/04 for FY04

[D]	End-user purchases — or products customers have acquired and/or paid for at both retail and direct.

[E]	Estimate based on subset of retailers reporting

NM: Not Meaningful